Exhibit 99.1

NEWS RELEASE TSX: LAC ● NYSE: LAC www.lithiumamericas.com

Lithium Americas Announces $250 Million Strategic Investment from Orion Resource Partners for Thacker Pass

(All amounts in US$ unless otherwise indicated)

March 5, 2025 - Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced a strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), a leading global investment firm dedicated to metals and materials, which is expected to achieve fully funded status at the project and corporate level for the development and construction of Phase 11 of the Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”) for the duration of construction. Completion of Thacker Pass Phase 1 is targeted for late 2027.

Orion has committed to purchase senior unsecured convertible notes in the aggregate principal amount of $195 million (the “Notes”) and enter into a Production Payment Agreement (“PPA”) whereby Orion will pay Lithium Americas $25 million in exchange for payments corresponding to the minerals processed and gross revenue generated by Thacker Pass (together, the Notes and PPA represent an aggregate initial investment of $220 million). Orion has committed, subject to the satisfaction of certain conditions precedent, to purchase an additional $30 million in aggregate principal amount Notes within two years (the “Delayed Draw Notes”) upon request by the Company. Together, the Notes, PPA and Delayed Draw Notes represent an aggregate $250 million investment for the development and construction of Phase 1 of Thacker Pass. The investment is expected to close the week of March 10, 2025, subject to the satisfaction of certain closing conditions. The investment establishes a long-term partnership with a premier resource investment firm with extensive experience in landmark projects. In addition, Orion has agreed, on a non-binding basis, to evaluate the potential to support up to $500 million of financing for the construction and development of Phase 22 of Thacker Pass.

“Orion’s long-term investing horizon and experience with resource development makes them an excellent partner for Lithium Americas and Thacker Pass and contributes to our strong relationships with General Motors and the U.S. Department of Energy,” said Jonathan Evans, Lithium Americas’ President and CEO. “Orion’s commitment to this Project highlights the strategic importance of Thacker Pass to national security and developing a domestic supply chain, as we work to reduce American dependence on foreign suppliers for critical minerals.”

Oskar Lewnowski, Orion’s Founder and Group CEO added, “Orion is excited to make this strategic investment in Lithium Americas to support the development of a domestic lithium supply chain to meet the rising demand across industries.”

Istvan Zollei, Managing Partner of Orion added, “Thacker Pass is a world-class project, and we are committed to providing investment solutions for metals and materials critical to sustainable economic growth and the energy transition.”

[1]	Phase 1 is the initial phase of production at Thacker Pass, targeting 40,000 tonnes per year (“t/y”) of battery-grade lithium carbonate.
[2]	Phase 2 is the second phase of production at Thacker Pass, targeting an additional 40,000 t/y of battery-grade lithium carbonate.

The Company expects that the initial $220 million investment will satisfy all remaining requirements from both the U.S. Department of Energy (“DOE”) and General Motors Holdings LLC (“GM”) to satisfy all remaining equity capital fundraising requirements under the previously announced $2.26 billion loan from the DOE (the “DOE Loan”). The investment positions the Company to be fully funded at both the project and corporate level for the duration of construction and provides Lithium Americas with meaningful liquidity post-final investment decision (“FID”) to manage its corporate overhead costs and other expenses during construction. First draw on the DOE Loan is expected to occur sometime in the third quarter of 2025.

Lithium Americas expects that the strategic investment from Orion will enable it to make an affirmative FID of the Thacker Pass joint venture (“JV”) for Phase 1 of Thacker Pass concurrently with the closing of the initial $220 million investment. The FID decision remains subject to certain conditions precedent, including the approval of GM (together with Lithium Americas, the “JV Partners”).

In the fourth quarter of 2024, the Company issued Bechtel, the Thacker Pass engineering procurement and construction management (“EPCM”) contractor, and other major contractors full notice to proceed (“FNTP”) to de-risk the project schedule. Completion of Thacker Pass Phase 1 is targeted for late 2027.

ORION INVESTMENT DETAILS

Orion will purchase $195 million in aggregate principal amount of the Notes and enter into a PPA whereby Orion will pay Lithium Americas $25 million in exchange for payments corresponding to the minerals processed and gross revenue generated by Thacker Pass. The Notes will mature in 2030, and bear an initial conversion price of $3.78 per share, which represents a 43% premium to Lithium Americas’ 5-day VWAP on the New York Stock Exchange ending on March 5, 2025. Lithium Americas will initially pay interest on the Notes in-kind or in cash at a rate of 9.875% per annum until the maturity of the Notes. Under the terms of the PPA, Orion will receive fixed payments of $128 per tonne ($152 per tonne assuming draw of the Delayed Draw Notes) of the total lithium processed each year at Thacker Pass for a period of 72 quarters after first production. Orion will receive additional variable payments of 0.96% of total gross revenue (1.14% of total gross revenue assuming draw of the Delayed Draw Notes) for the life of the Project. Both fixed and variable payments will only apply to the first 41,500 tonnes of lithium processed each year and are subject to certain adjustments relating to total Phase 1 project costs. The production payments are also subject to certain adjustments related to the tonnage of battery-grade lithium carbonate equivalent sold. The variable payments are also subject to certain adjustments related to the future price of lithium. Lithium Americas has granted Orion the right to designate an Independent Engineer and an Independent Environmental and Social Consultant to a newly established technical committee of the Company’s management team to monitor development. Although Orion has agreed, on a non-binding basis, to evaluate the potential to support up to $500 million of financing for the construction and development of Phase 2 of Thacker Pass, Orion has not committed or otherwise agreed to any such further investment. Orion will consider such investment, including the type of financing and conditions in respect thereof, at the time that the Company is considering financing Phase 2 of Thacker Pass.

The Company is relying upon the exemption set forth in Section 602.1 of the Toronto Stock Exchange (“TSX”) Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange.

ADVISORS

Evercore Group L.L.C. and Goldman Sachs & Co. LLC are acting as joint lead placement agents for Lithium Americas, and Vinson & Elkins LLP and Cassels Brock & Blackwell LLP are acting as legal counsel to Lithium Americas. Torys LLP and Davis Graham & Stubbs LLP are acting as legal counsel to Orion Resource Partners.

ABOUT ORION RESOURCE PARTNERS

Orion Resource Partners LP is a global investment firm specializing in the metals and materials critical to sustainable economic growth and the energy transition, with more than $8 billion of assets under management and a team of more than 80 professionals across five global offices. Orion Resource Partners has successfully invested across the metals and materials value chain for over a decade, operating complementary investment strategies spanning the full liquidity spectrum, finding and capturing opportunities driven by the long-term trends of global decarbonization, the constrained supply of critical resources and advancements in industrial technologies. Orion Resource Partners is a signatory to the UN Principles for Responsible Investment (PRI) and requires adherence to the IFC Performance Standards on Environmental and Social Sustainability where appropriate. For more information visit www.orionrp.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is committed to responsibly developing the Thacker Pass project located in Humboldt County in northern Nevada, which hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world. Thacker Pass is owned by a JV between Lithium Americas (holding a 62% interest and is the manager of the Project), and GM (holding a 38% interest). The Company is focused on advancing Thacker Pass Phase 1 toward production, targeting nominal design capacity of 40,000 t/y of battery-quality lithium carbonate. The Company and its EPCM contractor, Bechtel, entered into a National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Thacker Pass. The three-year construction build is expected to create nearly 2,000 direct jobs, including 1,800 skilled contractors. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

QUALIFIED PERSON

The scientific and technical information contained in this news release has been derived from the technical report entitled “NI 43-101 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” dated effective December 31, 2024. The disclosure herein has been reviewed and approved by Rene LeBlanc, RM-SME, Vice President, Growth and Product Strategy of the Company, a Qualified Person as defined under National Instrument 43-101. The technical report is available under the Company’s profile on SEDAR+at www.sedarplus.ca, and in the S-K 1300 Technical Report which is available under the Company’s profile on EDGAR at www.sec.gov and both reports are available on the Company’s website.

INVESTOR CONTACT

Virginia Morgan, VP, IR and ESG

+1-778-726-4070

ir@lithiumamericas.com

ADDITIONAL INFORMATION AND OTHER DISCLAIMERS

Complete details regarding Orion’s investment, and the related agreements entered into by Lithium Americas and Orion, will be filed on a Form 8-K with the Securities and Exchange Commission (the “SEC”) on EDGAR at www.sec.gov., as well as on SEDAR+ at www.sedarplus.ca. The Notes will be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Closing of the investment is subject to the approval of customary closing conditions.

This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING INFORMATION

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation, and “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (collectively referred to as “forward-looking information” (“FLI”)). All statements, other than statements of historical fact, are FLI and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continues,” “estimate,” “expect,” “may,” “will,” “projects,” “predict,” “proposes,” “potential,” “target,” “implement,” “scheduled,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLI in this news release includes, but is not limited to, expectations regarding satisfaction of draw-down conditions for the DOE Loan; the timing of GM’s contribution to the JV of its remaining cash contribution and the first draw on the DOE Loan; anticipated timing for the JV Partners making and announcing FID; expectation about the extent that the JV, DOE Loan, the Orion investment and cash on hand would fund the development and construction of Thacker Pass; closing of the Orion investment; expectations regarding the non-binding proposal from Orion for the funding of Phase 2; the use of the proceeds of the Orion investment to fund Lithium America’s cash contribution to the JV; expectations and timing on the commencement of major construction and first production; project de-risking initiatives; expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, and management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLI involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLI reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions upon which such FLI is based include, without limitation, the ability of the Company to satisfy all conditions to closing of the Orion investment, the completion of the Orion investment; expectations regarding Phase 2, including financing pursuant to Orion’s non-binding proposal or otherwise; the absence of material adverse events affecting the Company during the construction of the Project; the ability of the Company to satisfy all draw-down conditions under the DOE Loan; expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives and priorities; a cordial business relationship between the Company and third party strategic and contractual partners; general business and economic uncertainties and adverse market conditions; the availability of equipment and facilities necessary to complete development and construction at the Project; unforeseen technological and engineering problems; political factors, including the impact of the results of the 2024 U.S. presidential election on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; compliance by joint venture partners with terms of agreements; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLI are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLI will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLI as a result of the risk factors set out herein and in the Company’s filings with securities regulators.

The FLI contained in this news release is expressly qualified by these cautionary statements. All FLI in this news release speaks as of the date of this news release. The Company does not undertake any obligation to update or revise any FLI, whether as a result of new information, future events or otherwise, except as required by law. Additional information about these assumptions and risks and uncertainties is contained in the Company’s filings with securities regulators, including the Company’s most recent Annual Report on Form 20-F and most recent management’s discussion and analysis for our most recently completed financial year and, if applicable, interim financial period, which are available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. All FLI contained in this news release is expressly qualified by the risk factors set out in the aforementioned documents.